                                   RESTATED

                          SERVICE PLAN AND AGREEMENT

                                     With

                    OppenheimerFunds Distributor, Inc. And

                      Oppenheimer Variable Account Funds

                            For Class 4 Shares Of

                       Oppenheimer High Income Fund/VA

This Amended and Restated  Service Plan and  Agreement  (the "Plan") dated the
19th day of December,  2006, by and between Oppenheimer Variable Account Funds
(the A Trust) for the  account of its  Oppenheimer  High Income  Fund/VA  (the
"Fund") and Oppenheimerfunds Distributor, Inc. (the "Distributor").

1. The Plan.  This Plan is the  Fund's  written  service  plan for its Class 4
Shares  described  in the Fund's  registration  statement  as of the date this
Plan  takes  effect,  contemplated  by and to  comply  with  Rule  2830 of the
Conduct  Rules  of the  National  Association  of  Securities  Dealers,  Inc.,
pursuant to which the Fund will  reimburse  the  Distributor  for a portion of its costs incurred in connection with the personal  service and maintenance of shareholder  accounts (A Accounts)  that hold Class 4 Shares (the "Shares") of the Fund.  The Fund may be deemed to be acting as  distributor  of  securities of which  it is the  issuer,  pursuant  to Rule  12b-1  under  the  Investment
Company  Act of 1940 (the "1940  Act"),  according  to the terms of this Plan.
The  Distributor  is  authorized  under  the  Plan to pay  "Insurance  Company
Recipients,"  as  hereinafter  defined,  for  rendering  services  and for the maintenance  of Accounts.  Such Insurance  Company  Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2.  Definitions.  As used in this Plan,  the  following  terms  shall have the
following   meanings:   (a)  "Insurance  Company  Recipient"  shall  mean  any
insurance  company or affiliate  thereof or other  institution  which: (i) has rendered  services in connection with the personal  service and maintenance of
Accounts;  (ii) shall  furnish  the  Distributor  (on behalf of the Fund) with such information as the Distributor  shall  reasonably  request to answer such questions as may arise  concerning  such service;  and (iii) has been selected by the  Distributor to receive  payments under the Plan.  Notwithstanding  the foregoing,  a majority of the Trust's  Board of Trustees (the "Board") who are
not  "interested  persons" (as defined in the 1940 Act) and who have no direct or  indirect  financial  interest  in the  operation  of  this  Plan or in any agreements  relating to this Plan (the "Independent  Trustees") may remove any institution as a Insurance Company  Recipient,  whereupon such entity's rights as a third-party beneficiary hereof shall terminate.

(b) "Qualified  Holdings" shall mean, as to any Insurance  Company  Recipient, all Shares  owned  beneficially  or of record by: (i) such  Insurance  Company
Recipient,  (ii) such  clients  of such  Insurance  Company  Recipient  and/or accounts  as to which such  Insurance  Company  Recipient  is a  fiduciary  or custodian or co-fiduciary or co-custodian (collectively,  the "Customers"), or
(iii)  separate  accounts  created  or  sponsored  by such  Insurance  Company
Recipient  or its  affiliate,  but in no event shall any such Shares be deemed owned by more  than one  Insurance  Company  Recipient  for  purposes  of this
Plan.  In the event that two  entities  would  otherwise  qualify as Insurance
Company  Recipients  as to the same Shares,  the Insurance  Company  Recipient which is the  dealer  of  record  on the  Fund's  books  shall be  deemed  the
Insurance Company Recipient as to such Shares for purposes of this Plan.

3.  Payments.  (a)  Under  the  Plan,  the  Fund  will  make  payments  to the
Distributor,  within  forty-five (45) days of the end of each calendar quarter or at such other interval as deemed  appropriate,  in the amount of the lesser of: (i) .0625%  (.25% on an annual  basis) of the average  during the calendar quarter of the  aggregate  net asset value of the  Shares,  computed as of the close of each business day, or (ii) the  Distributor's  actual  expenses under the Plan for that quarter of the type approved by the Board.  The  Distributor will use such fee received  from the Fund in its entirety to reimburse  itself for payments to Insurance  Company  Recipients and for its other  expenditures and costs of the type approved by the Board  incurred in  connection  with the personal  service and maintenance of Accounts  including,  but not limited to, the services  described in the following  paragraph.  The Distributor may make
Plan payments to any  "affiliated  person" (as defined in the 1940 Act) of the
Distributor  if such  affiliated  person  qualifies  as an  Insurance  Company
Recipient.

The  services  to  be  rendered  by  the  Distributor  and  Insurance  Company
Recipients  in connection  with the personal  service and the  maintenance  of
Accounts may include,  but shall not be limited to, the  following:  answering routine inquiries from the Insurance Company Recipient's  customers concerning the Fund,  providing such customers  with  information on their  investment in
Shares,  assisting  in  the  establishment  and  maintenance  of  accounts  or sub-accounts  in the Fund,  making the Fund's  investment  plans and  dividend payment options  available,  and providing such other information and customer liaison  services and the  maintenance  of Accounts as the  Distributor or the
Fund may  reasonably  request.  It may be presumed  that a  Insurance  Company
Recipient has provided services  qualifying for compensation under the Plan if it has  Qualified  Holdings  of Shares to  entitle  it to  payments  under the
Plan.  In the event  that  either the  Distributor  or the Board  should  have reason to believe that,  notwithstanding  the level of Qualified  Holdings,  a
Insurance Company Recipient may not be rendering  appropriate  services,  then the  Distributor,  at the request of the Board,  shall  require the  Insurance
Company  Recipient to provide a written report or other  information to verify that said Insurance  Company  Recipient is providing  appropriate  services in this  regard.  If  the  Distributor  still  is  not  satisfied,  it  may  take appropriate  steps to terminate the Insurance  Company  Recipient's  status as such  under  the  Plan,  whereupon  such  entity's  rights  as  a  third-party beneficiary hereunder shall terminate.

Payments  received by the Distributor from the Fund under the Plan will not be used to pay any interest  expense,  carrying charges or other financial costs, or allocation of overhead by the  Distributor,  or for any other purpose other than for the payments  described in this Section 3. The amount  payable to the
Distributor  each  quarter  will be reduced to the extent  that  reimbursement payments otherwise  permissible under the Plan have not been authorized by the
Board for that quarter.  Any  unreimbursed  expenses  incurred for any quarter by the Distributor may not be recovered in later periods.

(b) The  Distributor  shall make payments to any Insurance  Company  Recipient quarterly or at such other interval as deemed  appropriate by the Distributor, within  forty-five (45) days of the end of each calendar quarter or such other period,  at a rate not to  exceed  .0625%  (.25% on an  annual  basis)  of the average  during each calendar  quarter of the aggregate net asset value of the
Shares  computed as of the close of each business  day, of Qualified  Holdings owned  beneficially or of record by the Insurance  Company Recipient or by its
Customers.  However,  no such payments shall be made to any Insurance  Company
Recipient for any such period in which its Qualified  Holdings do not equal or exceed,  at the end of such period,  the minimum  amount  ("Minimum  Qualified
Holdings"),  if  any,  to be set  from  time  to  time  by a  majority  of the
Independent  Trustees.  A majority of the Independent Trustees may at any time or from time to time  increase or decrease and  thereafter  adjust the rate of fees to be paid to the Distributor or to any Insurance Company Recipient,  but
not to exceed  the rate set forth  above,  and/or  increase  or  decrease  the number of shares  constituting  Minimum  Qualified  Holdings.  The Distributor shall  notify  all  Insurance  Company  Recipients  of the  Minimum  Qualified
Holdings and the rate of payments  hereunder  applicable to Insurance  Company
Recipients,  and shall provide each Insurance  Company  Recipient with written notice  within  thirty  (30)  days  after  any  change  in  these  provisions.
Inclusion  of such  provisions  or a change  in such  provisions  in a revised current prospectus shall constitute sufficient notice.

(c) Under the Plan, payments may be made to Insurance Company Recipients:  (i)
by  OppenheimerFunds,  Inc.  ("OFI") from its own resources (which may include profits  derived  from  the  advisory  fee it  receives  from the Fund or from
Oppenheimer  Variable Account Funds), or (ii) by the Distributor (a subsidiary of OFI), from its own resources.

4.  Selection and  Nomination of Trustees.  While this Plan is in effect,  the selection or replacement  of Independent  Trustees and the nomination of those persons to be  Trustees of the Trust who are not  "interested  persons" of the
Fund or the Trust shall be  committed  to the  discretion  of the  Independent
Trustees.   Nothing  herein  shall  prevent  the  Independent   Trustees  from
soliciting  the  views or the  involvement  of  others  in such  selection  or nomination  if the final  decision on any such  selection  and  nomination  is approved by a majority of the incumbent Independent Trustees.

5.  Reports.  While this Plan is in effect,  the  Treasurer of the Trust shall provide  at least  quarterly  a written  report to the  Trust's  Board for its review,  detailing the amount of all payments made pursuant to this Plan,  the identity of the  Insurance  Company  Recipient of each such  payment,  and the purposes for which the  payments  were made.  The report  shall state  whether all  provisions  of  Section  3 of this  Plan have  been  complied  with.  The
Distributor  shall  annually  certify  to the  Board  the  amount of its total expenses  incurred  that  year  with  respect  to  the  personal  service  and maintenance of Accounts in  conjunction  with the Board's annual review of the continuation of the Plan.

6.  Related  Agreements.  Any  agreement  related  to this  Plan  shall  be in writing and shall  provide that:  (i) such  agreement may be terminated at any time,  without  payment  of  any  penalty,  by  vote  of  a  majority  of  the
Independent  Trustees or by a vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding voting securities of the Class, on not more than sixty days written  notice to any other party to the  agreement;
(ii)  such  agreement  shall  automatically  terminate  in  the  event  of its
"assignment"  (as defined in the 1940 Act); (iii) it shall go into effect when approved by a vote of the Board and its  Independent  Trustees  cast in person at a meeting called for the purpose of voting on such  agreement;  and (iv) it shall,  unless terminated as herein provided,  continue in effect from year to year  only so long as such  continuance  is  specifically  approved  at  least annually  by the  Board  and its  Independent  Trustees  cast in  person  at a meeting called for the purpose of voting on such continuance.

7.  Effectiveness,  Continuation,  Termination  and  Amendment.  This Plan has
been  approved  by a vote of the  Independent  Trustees  cast in  person  at a meeting  called on  December  19,  2006 for the purpose of voting on this Plan and replaces the prior  Distribution  and Service Plan and  Agreement  for the
Fund's Service Shares.  Unless  terminated as hereinafter  provided,  it shall continue in effect until  renewed by the Board in  accordance  with Rule 12b-1 under  the 1940 Act and  from  year to year  thereafter  or as the  Board  may otherwise  determine,  only  so  long  as  such  continuance  is  specifically approved  at least  annually  by the Board and its  Independent  Trustees by a vote  cast in person at a meeting  called  for the  purpose  of voting on such continuance.  This Plan may be  terminated  at any time by vote of a  majority of the Independent  Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's  outstanding voting securities of Class
4.  This  Plan  may not be  amended  to  increase  materially  the  amount  of payments  to be made  without  approval  of the Class 4  Shareholders,  in the manner  described  above,  and all material  amendments  must be approved by a vote of the Board and of the Independent Trustees.

8.   Disclaimer  of  Shareholder  and  Trustee   Liability.   The  Distributor
understands  that the obligations of the Trust under this Plan are not binding upon any  Trustee or  shareholder  of the Fund  personally,  but bind only the
Fund and the Fund's  property.  The Distributor  represents that it has notice of the  provisions  of the  Declaration  of  Trust  of  the  Fund  disclaiming shareholder  and Trustee  liability for acts or  obligations  of the Trust and the Fund.

                        Oppenheimer Variable Account Funds
                        on behalf of Oppenheimer High Income Fund/VA

                                /s/ Phillip Gillespie
                        By:  _____________________________
                             Phillip Gillespie, Assistant Secretary

                        OppenheimerFunds Distributor, Inc.

                               /s/ Janette Aprilante
                        By: _____________________________
                            Janette Aprilante, Secretary